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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and related Proxy Statement/Prospectus of The Vantive Corporation of our report dated January 22, 1999, included in The Vantive Corporation's Form 10-K for the year ended December 31, 1998. We also consent to the reference to our Firm under the heading "Selected Financial Data" and to all other references to our Firm included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP
- -----------------------------
San Jose, California
November 16, 1999